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Exhibit 10.8

BANK OF AMERICA
Modification to Borrowing Agreement

    This Modification modifies the Borrowing Agreement dated December 10, 1999 ("Borrowing Agreement"), in the maximum principal amount of $5,000,000.00, executed by DIRECT FOCUS CORPORATION ("Borrower") in favor of Bank of America, N.A. ("Bank"). Terms used in this Modification and defined in the Borrowing Agreement shall have the meaning given to such terms in the borrowing Agreement. For mutual consideration, Borrower and Bank agree to amend the Borrowing Agreement as follows:

    1.  Credit Limit.  The maximum principal amount of the Loan is hereby changed to $10,000,000.00, and Borrower's maximum liability for the Obligations is also changed to $10,000,000.00.

    2.  Maturity Date.  The maturity date of the Loan is changed to June 1, 2001. Bank's commitment to make advances to Borrower under the Loan is also extended to June 1, 2001.

    3.  Letter of Credit Facility.  The Letter of Credit Facility of the Agreement is changed in its entirety to read as follows:

    Letter of Credit Facility. Upon Borrower's execution of Bank's standard form application and agreement for standby letters of credit or commercial letters of credit ("L/C Agreement"), Bank shall issue on Borrower's behalf standby letters of credit and commercial letters of credit ("Letters of Credit"), until June 1, 2001. Standby letters of credit and commercial letters of credit shall not exceed $5,000,000.00 in the aggregate. Each standby letter of credit shall expire no later than September 2, 2001, except for a $12,000.00 standby letter of credit expiring December 31, 2002. Each commercial letter of credit shall expire no later than September 1, 2001. Borrower shall pay to Bank in advance, upon issuance of each standby letter of credit, an issuance fee of 1% per annum or $250 minimum. Borrower shall pay to Bank issuance fees for all commercial letters of credit in accordance with Bank's standard fee schedule. Borrower shall additionally, on demand, pay transaction fees according to Bank's then-outstanding standard fee schedule on all drafts, transfers, extensions, and other transactions in regard to the Letters of Credit, and reimburse Bank for all out-of-pocket costs, legal fees, and expenses. All draws under Letters of Credit shall be reimbursed to Bank immediately upon demand. Bank shall in addition have all rights provided in each L/C Agreement. Any default in an L/C Agreement shall be a default under this agreement. Bank shall have no obligation to issue a Letter of Credit if, after issuance, the combined balance of all outstanding Letters of Credit and all Advances would exceed $10,000,000.00. Borrower's obligations under this paragraph are collectively called the "L/C Obligations." The L/C Obligations and the Advances (including all interest thereon) are together referred to as the "Obligations."

    4.  Covenants.  The following covenant of the Borrowing Agreement is deleted in it's entirety:

    •
    Within 30 days of quarter's end, Borrower's quarterly balance sheet and income statement, which may be internally prepared, certified by an officer of Borrower as true and correct.

      The following covenants of the Borrowing Agreement are modified as follows:

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    Within 120 days of each fiscal year end, Borrower's year-end balance sheet, income statement, and statement of cash flows, which shall be audited by an independent certified public accountant. The statements shall be prepared on a consolidated basis.

    •
    Borrower's quarterly Securities and Exchange Commission Form 10 Q due within 60 days of each quarter end.

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    Not incur aggregate capital expenditures in excess of $10,000,000.00 in the year 2000, and $5,000,000.00 thereafter.

    5.  Other Terms.  Except as specifically amended by this Modification or any prior amendment, all other terms, conditions, and definitions of the Borrowing Agreement, and all other security agreements, guaranties, deeds of trust, and other instruments or agreements entered into with regard to the Loan, shall remain in full force and effect.

    DATED 3/30/2000

Bank:		Borrower:
BANK OF AMERICA, N.A.		DIRECT FOCUS CORPORATION
By:	/s/ DANIEL J. RILER	By:	/s/ ROD W. RICE
Title:	Vice President	Title:	Chief Financial Officer

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